Exhibit 99.1

Evolution Metals & Technologies Corp. Joins Russell 3000® and Russell 2000® Indexes, Gaining Exposure to $12.2 Trillion in Benchmarked Assets

U.S. rare earth permanent magnet producer becomes a constituent of both indexes effective at the opening of U.S. equity markets on September 21, 2026, following finalization of FTSE Russell’s third-quarter 2026 quarterly IPO additions

MIAMI, FL, September 21, 2026 – Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company producing rare earth permanent magnets, battery materials and related critical minerals, today announced that it has joined the broad-market Russell 3000® Index and the small-cap Russell 2000® Index, effective as of the opening of U.S. equity markets today, Monday, September 21, 2026. The addition was finalized through FTSE Russell’s third-quarter 2026 quarterly IPO additions process, placing EM&T in two of the most widely tracked U.S. equity benchmarks in its first year as a Nasdaq-listed company.

Membership in the Russell 2000® Index results in automatic inclusion in the broad-market Russell 3000® Index and in the applicable Russell U.S. style indexes. According to FTSE Russell, approximately $12.2 trillion in assets are benchmarked to or invested in products based on the Russell U.S. Indexes, which institutional investors use for index funds and as benchmarks for both active and passive strategies. As an official constituent, EM&T is now being incorporated into index-tracking investment products and institutional portfolios, and is immediately eligible for active managers whose mandates require benchmark membership.

“Joining the Russell 2000 and Russell 3000 indexes is a defining capital-markets milestone for EM&T and a direct reflection of the operational and commercial execution we have delivered since our Nasdaq listing earlier this year,” said Christopher Clower, Chief Financial Officer and Chief Operating Officer of EM&T. “In eight months we have moved EM&T into commercial-scale production. We have validated our non-China supply chain, secured ex-China NdPr feedstock, advanced our Pohang infrastructure expansion to scale annual magnet production to 10,000 metric tons, and established initial revenue guidance of $400 million to $460 million for fiscal 2027. Constituent status in two of the most widely followed U.S. equity benchmarks puts EM&T directly in front of the institutional capital that indexes to them, and it comes as the market moves to meet the critical defense sourcing requirements taking effect under DFARS on January 1, 2027.”

The index additions coincide with the ongoing commercial expansion of EM&T’s rare earth permanent magnet platform in Pohang, Republic of Korea. Supported by a 750-megawatt electrical infrastructure agreement with KEPCO and thirteen additional ULVAC sintered magnet production machines scheduled for delivery in November 2026, the Company is ramping annual production capacity to approximately 10,000 metric tons, including 6,000 metric tons of high-performance sintered NdFeB magnets, utilizing secured non-China NdPr feedstock.

For more information on the Russell U.S. Indexes and the quarterly IPO additions process, visit https://www.lseg.com/en/ftse-russell/russell-reconstitution/ipo-additions.

Russell®, Russell 2000® and Russell 3000® are trademarks of Frank Russell Company, used under license by FTSE Russell, an LSEG business. FTSE Russell does not sponsor, endorse, sell or promote Evolution Metals & Technologies Corp. or its securities, and makes no representation regarding the advisability of investing in the Company.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit https://investors.evolution-metals.com and follow the Company on LinkedIn at https://www.linkedin.com/company/evolutionmtcorp.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding EM&T’s inclusion in the Russell 3000® and Russell 2000® Indexes and applicable style indexes, the timing and potential effects of such inclusion, including potential visibility among institutional or index-oriented investors, trading liquidity, shareholder base diversification, and index-tracking fund representation; EM&T’s plans, objectives, expectations, strategies, production capacity, expansion initiatives, supply arrangements and commercial operations; the installation, commissioning and delivery schedule of thirteen additional ULVAC production machines; the planned expansion of electrical infrastructure to 750 megawatts in Pohang; and initial revenue guidance for fiscal years 2026 and 2027. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, positioned and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, the possibility that index inclusion may not result in the anticipated visibility, liquidity, institutional ownership, index fund representation or other benefits; that FTSE Russell may revise its index methodology, constituent determinations, or implementation schedules in future periods; and the business, execution, financing, regulatory, supply-chain, power infrastructure, equipment-delivery, customer-qualification and market risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, performance or achievements may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

Investor Relations Contact:

Arx Investor Relations
North American Equities Desk
EMAT@arxhq.com

PR, Media & Global Communications Contact:

Phoenix MGMT & Consulting
www.PhoenixMGMTConsulting.com
PR@PhoenixMGMTConsulting.com
888-228-0122